VOID AFTER 5:00 P.M., MOUNTAIN TIME, ON AUGUST 1, 2005

                       WARRANTS TO PURCHASE COMMON SHARES
                                U. S. ENERGY CORP

THIS IS TO CERTIFY THAT, FOR VALUE RECEIVED, FREDERICK LUTZ, (THE "HOLDER"), IS ENTITLED TO PURCHASE, SUBJECT TO THE TERMS SET FORTH BELOW, FROM U. S. ENERGY CORP. (THE "COMPANY" OR "WE"), AT ANY TIME UNTIL 5:00 P.M., MOUNTAIN TIME, ON AUGUST 1, 2005 (THE "EXPIRATION DATE") 10,000 SHARES OF THE COMMON STOCK OF THE COMPANY (THE "COMMON SHARES") AT A PURCHASE PRICE PER SHARE OF $2.00. THE NUMBER OF COMMON SHARES TO BE RECEIVED UPON THE EXERCISE OF THIS WARRANT AND THE PRICE TO BE PAID FOR A COMMON SHARE MAY BE ADJUSTED FROM TIME TO TIME AS HEREINAFTER SET FORTH. THE PURCHASE PRICE OF A COMMON SHARE IN EFFECT AT ANY TIME AND AS ADJUSTED FROM TIME TO TIME IS HEREINAFTER SOMETIMES REFERRED TO AS THE "EXERCISE PRICE." THE COMMON SHARES, AS ADJUSTED FROM TIME TO TIME, UNDERLYING THE WARRANTS ARE HEREINAFTER SOMETIMES REFERRED TO AS "WARRANT SHARES" AND INCLUDE ALL COMMON SHARES THAT HAVE BEEN ISSUED UPON THE EXERCISE OF THE WARRANTS AND ALL UNISSUED COMMON SHARES UNDERLYING THE WARRANTS.

     (A)     EXERCISE  OF WARRANT.  THIS WARRANT MAY BE EXERCISED IN WHOLE OR IN
             --------------------
PART AT ANY TIME OR FROM TIME TO TIME UNTIL THE EXPIRATION DATE OR IF THE EXPIRATION DATE IS A DAY ON WHICH BANKING INSTITUTIONS ARE AUTHORIZED BY LAW TO CLOSE, THEN ON THE NEXT SUCCEEDING DAY WHICH SHALL NOT BE SUCH A DAY, BY PRESENTATION AND SURRENDER HEREOF TO THE COMPANY OR AT THE OFFICE OF ITS STOCK TRANSFER AGENT, IF ANY, WITH THE PURCHASE FORM ANNEXED HERETO DULY EXECUTED AND ACCOMPANIED BY CASH PAYMENT OF THE EXERCISE PRICE FOR THE NUMBER OF SHARES SPECIFIED IN SUCH FORM, TOGETHER WITH ALL FEDERAL AND STATE TAXES APPLICABLE UPON SUCH EXERCISE. THE COMPANY AGREES NOT TO MERGE, REORGANIZE OR TAKE ANY ACTION THAT WOULD TERMINATE THIS WARRANT UNLESS PROVISIONS ARE MADE AS PART OF SUCH MERGER, REORGANIZATION OR OTHER ACTION WHICH WOULD PROVIDE THE HOLDER WITH AN EQUIVALENT OF THIS WARRANT AS SPECIFIED IN SECTION (I) HEREOF; PROVIDED,
HOWEVER, THAT IF REASONABLY REQUIRED BY THE OTHER PARTY OR PARTIES TO SUCH MERGER, REORGANIZATION OR OTHER ACTION, THE COMPANY MAY ACCELERATE THE EXPIRATION DATE TO A DATE PRIOR TO SUCH MERGER, REORGANIZATION OR OTHER ACTION, PROVIDED FURTHER, HOWEVER, THAT THE COMPANY SHALL GIVE THE HOLDER WRITTEN NOTICE OF SUCH ACCELERATION AT LEAST 30 DAYS PRIOR TO SUCH ACCELERATED EXPIRATION DATE. THE COMPANY AGREES TO PROVIDE NOTICE TO THE HOLDER THAT ANY TENDER OFFER IS BEING MADE FOR THE COMMON SHARES NO LATER THAN THREE BUSINESS DAYS AFTER THE DAY THE COMPANY BECOMES AWARE THAT ANY TENDER OFFER IS BEING MADE FOR OUTSTANDING COMMON SHARES. IF THIS WARRANT SHOULD BE EXERCISED IN PART ONLY, THE COMPANY SHALL, UPON SURRENDER OF THIS WARRANT FOR CANCELLATION, EXECUTE AND DELIVER A NEW WARRANT EVIDENCING THE RIGHT OF THE HOLDER TO PURCHASE THE BALANCE OF THE COMMON SHARES PURCHASABLE HEREUNDER. UPON RECEIPT BY THE COMPANY OF THIS WARRANT AT THE OFFICE OF THE COMPANY OR AT THE OFFICE OF THE COMPANY'S STOCK TRANSFER AGENT, IN PROPER FORM FOR EXERCISE AND ACCOMPANIED BY THE EXERCISE PRICE, THE HOLDER SHALL BE DEEMED TO BE THE HOLDER OF RECORD OF THE COMMON SHARES ISSUABLE UPON SUCH EXERCISE, NOTWITHSTANDING THAT THE STOCK TRANSFER BOOKS OF THE COMPANY SHALL THEN BE CLOSED OR THAT CERTIFICATES REPRESENTING SUCH COMMON SHARES SHALL NOT THEN BE ACTUALLY DELIVERED TO THE HOLDER.

     (B)     RESERVATION OF SHARES.  THE COMPANY HEREBY AGREES THAT AT ALL TIMES
             ---------------------
THERE SHALL BE RESERVED FOR ISSUANCE AND/OR DELIVERY UPON EXERCISE OF THIS WARRANT SUCH NUMBER OF COMMON SHARES AS SHALL BE REQUIRED FOR ISSUANCE OR DELIVERY UPON EXERCISE OF THIS WARRANT.

     (C)     FRACTIONAL  SHARES.  NO  FRACTIONAL  SHARES  OR  SCRIP REPRESENTING
             ------------------
FRACTIONAL SHARES SHALL BE ISSUED UPON THE EXERCISE OF THIS WARRANT. WITH RESPECT TO ANY FRACTION OF A COMMON SHARE CALLED FOR UPON ANY EXERCISE HEREOF, THE COMPANY SHALL, UPON RECEIPT BY THE COMPANY OR THE COMPANY'S STOCK TRANSFER AGENT OF THE EXERCISE PRICE ON SUCH FRACTIONAL SHARE, PAY TO THE HOLDER AN AMOUNT IN CASH EQUAL TO SUCH FRACTION MULTIPLIED BY THE CURRENT MARKET VALUE OF SUCH FRACTIONAL SHARE, DETERMINED AS FOLLOWS:

          (1) IF THE COMMON SHARES ARE LISTED ON A NATIONAL SECURITIES EXCHANGE, ARE ADMITTED TO UNLISTED TRADING PRIVILEGES ON SUCH AN EXCHANGE, OR ARE LISTED FOR TRADING ON A TRADING SYSTEM OF THE NASDAQ STOCK MARKET, INC., THEN THE CURRENT VALUE SHALL BE THE LAST REPORTED SALE PRICE OF THE COMMON SHARES ON SUCH AN EXCHANGE OR SYSTEM ON THE LAST BUSINESS DAY PRIOR TO THE DATE OF EXERCISE OF THIS WARRANT OR IF NO SUCH SALE IS MADE ON SUCH DAY, THE AVERAGE OF THE CLOSING BID PRICES FOR THE COMMON SHARES FOR SUCH DAY ON SUCH EXCHANGE OR SUCH SYSTEM SHALL BE USED; OR

          (2) IF THE COMMON SHARES ARE NOT SO LISTED ON SUCH EXCHANGE OR SYSTEM OR ADMITTED TO UNLISTED TRADING PRIVILEGES, THE CURRENT VALUE SHALL BE THE AVERAGE OF THE LAST REPORTED BID PRICES REPORTED BY THE NATIONAL QUOTATION BUREAU, INC. ON THE LAST BUSINESS DAY PRIOR TO THE DATE OF THE EXERCISE OF THIS WARRANT; OR

          (3) IF THE COMMON SHARES ARE NOT SO LISTED OR ADMITTED TO UNLISTED TRADING PRIVILEGES AND IF BID AND ASKED PRICES ARE NOT SO REPORTED, THE CURRENT VALUE SHALL BE AN AMOUNT, NOT LESS THAN BOOK VALUE, DETERMINED IN SUCH REASONABLE MANNER AS MAY BE PRESCRIBED BY THE BOARD OF DIRECTORS OF THE COMPANY.

     (D)     EXCHANGE,  ASSIGNMENT  OR  LOSS  OF  WARRANT.  THIS  WARRANT  IS
             --------------------------------------------
EXCHANGEABLE, WITHOUT EXPENSE, AT THE OPTION OF THE HOLDER, UPON PRESENTATION AND SURRENDER HEREOF TO THE COMPANY OR AT THE OFFICE OF ITS STOCK TRANSFER AGENT, IF ANY, FOR OTHER WARRANTS OF DIFFERENT DENOMINATIONS ENTITLING THE HOLDER THEREOF TO PURCHASE (UNDER THE SAME TERMS AND CONDITIONS AS PROVIDED BY THIS WARRANT) IN THE AGGREGATE THE SAME NUMBER OF COMMON SHARES PURCHASABLE HEREUNDER. THIS WARRANT MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED EXCEPT IN COMPLIANCE WITH THE SECURITIES ACT OF 1933. ANY SUCH TRANSFER OR ASSIGNMENT SHALL BE MADE BY SURRENDER OF THIS WARRANT TO THE COMPANY OR AT THE OFFICE OF ITS STOCK TRANSFER AGENT, IF ANY, WITH THE ASSIGNMENT FORM ANNEXED
HERETO DULY EXECUTED AND WITH FUNDS SUFFICIENT TO PAY ANY TRANSFER TAX; WHEREUPON THE COMPANY SHALL, WITHOUT CHARGE, EXECUTE AND DELIVER A NEW WARRANT IN THE NAME OF THE ASSIGNEE NAMED IN SUCH INSTRUMENT OF ASSIGNMENT AND THIS WARRANT SHALL PROMPTLY BE CANCELED. THIS WARRANT MAY BE DIVIDED OR COMBINED WITH OTHER WARRANTS WHICH CARRY THE SAME RIGHTS UPON PRESENTATION HEREOF AT THE OFFICE OF THE COMPANY OR AT THE OFFICE OF ITS STOCK TRANSFER AGENT, IF ANY, TOGETHER WITH A WRITTEN NOTICE SPECIFYING THE NAMES AND DENOMINATIONS IN WHICH NEW WARRANTS ARE TO BE ISSUED AND SIGNED BY THE HOLDER HEREOF. THE TERM "WARRANT" AS USED HEREIN INCLUDES ANY WARRANTS ISSUED IN SUBSTITUTION FOR OR REPLACEMENT OF THIS WARRANT, OR INTO WHICH THIS WARRANT MAY BE DIVIDED OR EXCHANGED. UPON RECEIPT BY THE COMPANY OF EVIDENCE SATISFACTORY TO IT OF THE LOSS, THEFT, DESTRUCTION OR MUTILATION OF THIS WARRANT, AND (IN THE CASE OF LOSS, THEFT OR DESTRUCTION) OF REASONABLY SATISFACTORY INDEMNIFICATION, AND UPON SURRENDER AND CANCELLATION OF THIS WARRANT, IF MUTILATED, THE COMPANY WILL EXECUTE AND DELIVER A NEW WARRANT OF LIKE TENOR AND DATE. SUBJECT TO SUCH RIGHT OF INDEMNIFICATION, ANY SUCH NEW WARRANT EXECUTED AND DELIVERED SHALL CONSTITUTE AN ADDITIONAL CONTRACTUAL OBLIGATION ON THE PART OF THE COMPANY, WHETHER OR NOT THIS WARRANT SO LOST, STOLEN, DESTROYED, OR MUTILATED SHALL BE AT ANY TIME ENFORCEABLE BY ANYONE.

     (E)     RIGHTS  OF  THE HOLDER.  THE HOLDER SHALL NOT, BY VIRTUE HEREOF, BE
             ----------------------
ENTITLED TO ANY RIGHTS OF A SHAREHOLDER IN THE COMPANY, EITHER AT LAW OR EQUITY, AND THE RIGHTS OF THE HOLDER ARE LIMITED TO THOSE EXPRESSED IN THE WARRANT AND
ARE  NOT  ENFORCEABLE AGAINST THE COMPANY EXCEPT TO THE EXTENT SET FORTH HEREIN.

     (F)     ADJUSTMENT  PROVISIONS.
             ----------------------
          (1)  ADJUSTMENTS  OF  THE  EXERCISE  PRICE.
               -------------------------------------
               (A) IF THE COMPANY SUBDIVIDES THE OUTSTANDING COMMON SHARES INTO A GREATER NUMBER OF COMMON SHARES, THE EXERCISE PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH SUBDIVISION SHALL BE PROPORTIONATELY REDUCED. CONVERSELY, IF THE COMPANY COMBINES ITS OUTSTANDING COMMON SHARES INTO A LESSER NUMBER OF COMMON SHARES, THE EXERCISE PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH COMBINATION SHALL BE PROPORTIONALLY INCREASED. IN CASE OF A SUBDIVISION OR COMBINATION, THE ADJUSTMENT OF THE EXERCISE PRICE SHALL BE MADE AS OF THE EFFECTIVE DATE OF THE APPLICABLE EVENT. A DISTRIBUTION ON COMMON SHARES, INCLUDING A DISTRIBUTION OF CONVERTIBLE SECURITIES (AS THAT TERM IS DEFINED HEREIN), TO SHAREHOLDERS OF THE COMPANY ON A PRO RATA BASIS SHALL BE CONSIDERED A SUBDIVISION OF COMMON SHARES FOR THE PURPOSES OF THIS SUBSECTION (1)(A), EXCEPT THAT THE ADJUSTMENT WILL BE MADE AS OF THE RECORD DATE FOR SUCH DISTRIBUTION AND ANY SUCH DISTRIBUTION OF CONVERTIBLE SECURITIES SHALL BE DEEMED TO BE A DISTRIBUTION OF THE COMMON SHARES
     UNDERLYING SUCH CONVERTIBLE SECURITIES. AS USED HEREIN, THE TERM "CONVERTIBLE SECURITIES" SHALL MEAN OPTIONS OR WARRANTS OR RIGHTS FOR THE PURCHASE OF COMMON SHARES OR FOR THE PURCHASE OF ANY STOCK OR OTHER SECURITIES CONVERTIBLE INTO OR EXCHANGEABLE FOR COMMON SHARES.

               (B) IF THE COMPANY SHALL AT ANY TIME DISTRIBUTE OR CAUSE TO BE DISTRIBUTED TO ITS SHAREHOLDERS, ON A PRO RATA BASIS, CASH, ASSETS, OR SECURITIES OF ANY ENTITY OTHER THAN THE COMPANY, THEN THE EXERCISE PRICE IN EFFECT IMMEDIATELY PRIOR TO SUCH DISTRIBUTION SHALL AUTOMATICALLY BE REDUCED BY AN AMOUNT DETERMINED BY DIVIDING (X) THE AMOUNT (IF CASH) OR THE VALUE (IF ASSETS OR SECURITIES) OF THE HOLDERS' OF WARRANTS (AS SUCH TERM IS DEFINED IN THE FIRST PARAGRAPH HEREOF) PRO RATA SHARE OF SUCH DISTRIBUTION DETERMINED ASSUMING THAT ALL HOLDERS OF WARRANTS HAD EXERCISED THEIR WARRANTS ON THE DAY PRIOR TO SUCH DISTRIBUTION, BY (Y) THE NUMBER OF COMMON SHARES ISSUABLE UPON THE EXERCISE OF THIS WARRANT BY THE HOLDER ON THE DAY PRIOR TO SUCH DISTRIBUTION.

          (5)  TREASURY  SHARES.  FOR  THE  PURPOSE  OF THIS SECTION (F), COMMON
               ----------------
     SHARES AT ANY RELEVANT TIME OWNED OR HELD BY, OR FOR THE ACCOUNT OF, THE COMPANY SHALL NOT BE DEEMED OUTSTANDING.

     (G)     NO ADJUSTMENT FOR SMALL AMOUNTS.  THE COMPANY SHALL NOT BE REQUIRED
             -------------------------------
TO GIVE EFFECT TO ANY ADJUSTMENT IN THE EXERCISE PRICE UNLESS AND UNTIL THE NET EFFECT OF ONE OR MORE ADJUSTMENTS, DETERMINED AS ABOVE PROVIDED, SHALL HAVE REQUIRED A CHANGE OF THE EXERCISE PRICE BY AT LEAST FIVE CENTS, BUT WHEN THE CUMULATIVE NET EFFECT OF MORE THAN ONE ADJUSTMENT SO DETERMINED SHALL BE TO CHANGE THE ACTUAL EXERCISE PRICE BY AT LEAST FIVE CENTS, SUCH CHANGE IN THE EXERCISE PRICE SHALL THEREUPON BE GIVEN EFFECT.

     (H)     NUMBER  OF  SHARES  ADJUSTED.  UPON  ANY ADJUSTMENT OF THE EXERCISE
             ----------------------------
PRICE, THE HOLDER OF THIS WARRANT SHALL THEREAFTER (UNTIL ANOTHER SUCH ADJUSTMENT) BE ENTITLED TO PURCHASE, AT THE NEW EXERCISE PRICE, THE NUMBER OF COMMON SHARES, CALCULATED TO THE NEAREST FULL SHARE, OBTAINED BY MULTIPLYING THE NUMBER OF COMMON SHARES INITIALLY ISSUABLE UPON EXERCISE OF THIS WARRANT BY THE EXERCISE, PRICE SPECIFIED IN THE FIRST PARAGRAPH HEREOF AND DIVIDING THE PRODUCT SO OBTAINED BY THE NEW EXERCISE PRICE.

     (I)     NOTICES  TO  HOLDERS.  SO LONG AS THIS WARRANT SHALL BE OUTSTANDING
             --------------------
AND UNEXERCISED (I) IF THE COMPANY SHALL PAY ANY DIVIDEND OR MAKE/ANY DISTRIBUTION UPON THE COMMON SHARES OR (II) IF THE COMPANY SHALL OFFER TO THE HOLDERS OF COMMON SHARES FOR SUBSCRIPTION OR PURCHASE BY THEM ANY SHARES OF STOCK OF ANY CLASS OR ANY OTHER RIGHTS OR (III) IF ANY CAPITAL REORGANIZATION OF THE COMPANY, RECLASSIFICATION OF THE CAPITAL STOCK OF THE COMPANY, CONSOLIDATION OR MERGER OF THE COMPANY WITH OR INTO ANOTHER CORPORATION, SALE, LEASE OR TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE PROPERTY AND ASSETS OF THE COMPANY TO ANOTHER CORPORATION, OR VOLUNTARY OR INVOLUNTARY DISSOLUTION, LIQUIDATION OR WINDING UP OF THE COMPANY SHALL BE EFFECTED, THEN, IN ANY SUCH CASE, THE COMPANY SHALL CAUSE TO BE DELIVERED TO THE HOLDER, AT LEAST 10 DAYS PRIOR TO THE DATE SPECIFIED IN (X) OR (Y) BELOW, AS THE CASE MAY BE, A NOTICE CONTAINING A BRIEF DESCRIPTION OF THE PROPOSED ACTION AND STATING THE DATE ON WHICH (X) A RECORD IS TO BE TAKEN FOR THE PURPOSE OF SUCH DIVIDEND, DISTRIBUTION OR RIGHTS, OR (Y) SUCH RECLASSIFICATION, REORGANIZATION, CONSOLIDATION, MERGER, CONVEYANCE, LEASE, DISSOLUTION, LIQUIDATION OR WINDING UP IS TO TAKE PLACE AND THE DATE, IF ANY IS TO BE FIXED, AS OF WHICH THE HOLDERS OF COMMON SHARES OF RECORD SHALL BE
ENTITLED TO EXCHANGE THEIR COMMON SHARES FOR SECURITIES OR OTHER PROPERTY DELIVERABLE UPON SUCH RECLASSIFICATION, REORGANIZATION, CONSOLIDATION, MERGER, CONVEYANCE, DISSOLUTION, LIQUIDATION OR WINDING UP.

     (J)     RECLASSIFICATION,  REORGANIZATION  OR  MERGER.  IN  CASE  OF  ANY
             ---------------------------------------------
RECLASSIFICATION, CAPITAL REORGANIZATION OR OTHER CHANGE OF OUTSTANDING COMMON SHARES (OTHER THAN A CHANGE IN PAR VALUE, OR FROM PAR VALUE TO NO PAR VALUE, OR FROM NO PAR VALUE TO PAR VALUE, OR AS A RESULT OF AN ISSUANCE OF COMMON SHARES BY WAY OF DIVIDEND OR OTHER DISTRIBUTION OR OF A SUBDIVISION OR COMBINATION), OR IN CASE OF ANY CONSOLIDATION OR MERGER OF THE COMPANY WITH OR INTO ANOTHER CORPORATION (OTHER THAN A MERGER WITH A SUBSIDIARY IN WHICH MERGER THE COMPANY IS THE CONTINUING CORPORATION AND WHICH DOES NOT RESULT IN ANY RECLASSIFICATION, CAPITAL REORGANIZATION OR OTHER CHANGE OF OUTSTANDING COMMON SHARES OF THE CLASS ISSUABLE UPON EXERCISE OF THIS WARRANT) OR IN CASE OF ANY SALE OR CONVEYANCE TO ANOTHER CORPORATION OF THE PROPERTY OF THE COMPANY AS AN ENTIRETY OR SUBSTANTIALLY AS AN ENTIRETY, THE COMPANY SHALL CAUSE EFFECTIVE PROVISION TO BE MADE SO THAT THE HOLDER SHALL HAVE THE RIGHT THEREAFTER, BY EXERCISING THIS WARRANT, TO PURCHASE THE KIND AND AMOUNT OF SHARES OF STOCK AND OTHER SECURITIES AND PROPERTY WHICH THE HOLDER WOULD HAVE RECEIVED UPON SUCH RECLASSIFICATION, CAPITAL REORGANIZATION OR OTHER CHANGE, CONSOLIDATION, MERGER, SALE OR CONVEYANCE HAD THIS WARRANT BEEN EXERCISED PRIOR TO THE CONSUMMATION OF SUCH TRANSACTION. ANY SUCH PROVISION SHALL INCLUDE PROVISION FOR ADJUSTMENTS WHICH SHALL BE AS NEARLY EQUIVALENT AS MAY BE PRACTICABLE TO THE ADJUSTMENTS PROVIDED FOR IN THIS WARRANT. THE FOREGOING PROVISIONS OF THIS SECTION (J) SHALL SIMILARLY APPLY TO SUCCESSIVE RECLASSIFICATIONS, CAPITAL REORGANIZATIONS AND CHANGES OF COMMON SHARES AND TO SUCCESSIVE CONSOLIDATIONS, MERGERS, SALES OR CONVEYANCES. IN THE EVENT THE COMPANY SPINS OFF A SUBSIDIARY BY DISTRIBUTING TO THE SHAREHOLDERS OF THE COMPANY AS A DIVIDEND OR OTHERWISE THE STOCK OF THE SUBSIDIARY, THE COMPANY SHALL RESERVE FOR THE LIFE OF THIS WARRANT, SHARES OF THE SUBSIDIARY TO BE DELIVERED TO THE HOLDERS OF THE WARRANTS UPON EXERCISE TO THE SAME EXTENT AS IF THEY WERE OWNERS OF RECORD OF THE WARRANT SHARES ON THE RECORDDATE FOR PAYMENT OF THE SHARES OF THE SUBSIDIARY.

     (K)     NOTICES.  ALL  NOTICES  REQUIRED  TO BE GIVEN TO ANY OF THE PARTIES
             -------
HEREUNDER SHALL BE IN WRITING AND SHALL BE DEEMED TO HAVE BEEN SUFFICIENTLY GIVEN FOR ALL PURPOSES WHEN PRESENTED PERSONALLY TO SUCH PARTY OR SENT BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, TO SUCH PARTY AT ITS ADDRESS SET FORTH BELOW:

     IF  TO  THE  COMPANY:             U.  S.  ENERGY  CORP.
     --------------------
                                       877  NORTH  8TH  WEST
                                       RIVERTON,  WYOMING  82501
                                       ATTN:  KEITH  LARSEN
                                       FAX:  307-856-9271

     WITH  A  COPY  TO:                THE  LAW  OFFICES  OF  STEPHEN  E. ROUNDS
     -----------------
                                       1544  YORK  STREET,  SUITE  110
                                       DENVER,  COLORADO  80206
                                       ATTN:  STEPHEN  E.  ROUNDS,  ESQ.
                                       FAX:  303-377-0231

     IF  TO  THE  HOLDER:              FREDERICK  LUTZ
     -------------------
                                       1089  DUNBARTON  CHASE
                                       ATLANTA,  GEORGIA  30319

     SUCH NOTICE SHALL BE DEEMED TO BE GIVEN WHEN RECEIVED IF DELIVERED PERSONALLY OR FIVE (5) BUSINESS DAYS AFTER THE DATE MAILED. ANY NOTICE MAILED SHALL BE SENT BY CERTIFIED OR REGISTERED MAIL. ANY NOTICE OF ANY CHANGE IN SUCH ADDRESS SHALL ALSO BE GIVEN IN THE MANNER SET FORTH ABOVE. WHENEVER THE GIVING OF NOTICE IS REQUIRED, THE GIVING OF SUCH NOTICE MAY BE WAIVED IN WRITING BY THE PARTY ENTITLED TO RECEIVE SUCH NOTICE.

     (L)     TRANSFER  TO  COMPLY  WITH THE SECURITIES ACT OF 1933.  THE COMPANY
             -----------------------------------------------------
MAY CAUSE THE FOLLOWING LEGEND, OR ONE SIMILAR THERETO, TO BE SET FORTH ON THE WARRANTS AND ON EACH CERTIFICATE REPRESENTING WARRANT SHARES OR ANY OTHER
SECURITY ISSUED OR ISSUABLE UPON EXERCISE OF THIS WARRANT NOT THERETOFORE DISTRIBUTED TO THE PUBLIC OR SOLD TO UNDERWRITERS FOR DISTRIBUTION TO THE PUBLIC, UNLESS LEGAL COUNSEL FOR THE COMPANY IS OF THE OPINION AS TO ANY SUCH CERTIFICATE THAT SUCH LEGEND, OR ONE SIMILAR THERETO, IS UNNECESSARY:

     "THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS, AND MAY NOT BE SOLD OR TRANSFERRED OR OFFERED FOR SALE OR TRANSFER UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT, OR IN AN OPINION OF COUNSEL OF THE REGISTERED OWNER AND ADDRESSED TO THE ISSUER AND IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER, SUCH REGISTRATION UNDER THE SECURITIES ACT AND OTHER APPLICABLE SECURITIES LAWS IS NOT REQUIRED."

     (M)     REGISTRATION  UNDER  THE  SECURITIES  ACT  OF  1933  ("PIGGY  BACK
             ------------------------------------------------------------------
REGISTRATION").  THE  COMPANY  AGREES WITH THE HOLDER THAT THE COMPANY SHALL, ON
-------------
BEHALF OF THE HOLDER, INCLUDE THE COMMON SHARES FOR PUBLIC RESALE BY THE HOLDER IN A REGISTRATION STATEMENT ON FORM S-3 TO BE FILED WITH (AND USE ITS BEST EFFORTS TO CAUSE SUCH REGISTRATION STATEMENT TO BE DECLARED EFFECTIVE AS PROMPTLY AS PRACTICABLE BY) THE SEC, SUCH REGISTRATION STATEMENT TO INCLUDE OTHER SHARES AND SECURITIES FOR RESALE HELD BY OTHER PERSONS. IF FORM S-3 IS NOT AVAILABLE AT THAT TIME, THEN THE COMPANY SHALL FILE A REGISTRATION STATEMENT ON SUCH FORM IS THEN AVAILABLE TO EFFECT A REGISTRATION OF THE COMMON SHARES, SUBJECT TO THE CONSENT OF THE HOLDER, WHICH CONSENT WILL NOT BE UNREASONABLY WITHHELD; AND (2) AS NECESSARY, QUALIFY SUCH OFFERS AND SALES OF THE COMMON SHARES UNDER THE SECURITIES LAWS OF THE STATE OF RESIDENCE OF THE HOLDER. THE COMPANY EXPECTS SUCH REGISTRATION STATEMENT WILL BE FILED WITH THE SEC IN THE THIRD QUARTER 2003. THE COMPANY SHALL MAINTAIN THE EFFECTIVENESS OF THE
REGISTRATION STATEMENT AND THE CURRENT AND COMPLETE STATUS OF THE RELATED PROSPECTUS, AT ITS SOLE EXPENSE, UNTIL ALL COMMON SHARES HAVE BEEN SOLD.

     (N)     APPLICABLE  LAW.  THIS  WARRANT SHALL BE GOVERNED BY, AND CONSTRUED
             ---------------
IN  ACCORDANCE  WITH,  THE  LAWS  OF  THE  STATE  OF  WYOMING.  IN  THE EVENT OF
LITIGATION,  THE  HOLDER  AGREES  THAT  VENUE  SHALL  BE  IN THE WYOMING COURTS.

                            [EXECUTION PAGE FOLLOWS]

          IN WITNESS WHEREOF, THE COMPANY AND HOLDER HAVE CAUSED THIS WARRANT TO BE EXECUTED BY ITS OFFICER THEREUNTO DULY AUTHORIZED.
DATED:  JULY      2003
             ----

                                       U.  S.  ENERGY  CORP.


                                       BY:
                                          --------------------------------------
                                       NAME:  KEITH  G.  LARSEN
                                       TITLE:  PRESIDENT

                                  PURCHASE FORM

                                                      Dated:
                                                            --------------------
The  undersigned hereby irrevocably elects to exercise the Warrant to the extent
of purchasing                    shares of the Company's common stock and hereby
              -------------------
makes  payment  of  $                    in payment of the actual exercise price
                     --------------------
thereof.

                     INSTRUCTIONS FOR REGISTRATION OF STOCK
Name:
     ---------------------------------------------------------------------------
                  (Please typewrite or print in block letters)
Address:
        ------------------------------------------------------------------------
Signature:
          ----------------------------------------------------------------------

                                ASSIGNMENT FORM
                                                      Dated:
                                                            --------------------
     FOR  VALUE  RECEIVED,
                          ------------------------------------------------------
hereby  sells,  assigns  and  transfers  unto
                                             -----------------------------------

               (Name: Please typewrite or print in block letters)
Address:
        ------------------------------------------------------------------------
the  right to purchase the Company's common stock represented by this Warrant to
the  extent  of                 shares as to which such right is exercisable and
                ---------------
does  hereby  irrevocably  constitute  and  appoint
                                                   -----------------------------
attorney, to transfer the same on the books of the Company with full power of substitution in the premises.

                                       Signature:
                                                 -------------------------------